Attorneys A Limited Liability Partnership
Godwin Pappas Langley Ronquillo	D A L L A S H O U S T O N
Renaissance Tower 1201 Elm Street, Suite 1700 Dallas, Texas 75270-2041 214 939 4400 800 662 8393 214 760 7332 Fax GodwinPappas.com

Exhibit 5.1

PHILLIP W. OFFILL

Chairman of the Securities Section

Partner

Direct Dial:  214.939.4469

Direct Fax:                214.527.3173

poffill@godwinpappas.com

August 31, 2006

Utilicraft Aerospace Industries, Inc.

7339 Paseo Del Volcan

Albuquerque, New Mexico  87121

Re:                                    Opinion Regarding Legality

Utilicraft Aerospace Industries, Inc.

Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Utilicraft Aerospace Industries, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form SB-2 (as the same may be amended or supplemented from time to time, the [“Registration Statement”]) to be filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), to register for resale by the selling security holders named therein, from time to time up to 104,373,286 shares (the “Shares”) of common stock (the “Common Stock”) of the Company currently issued and outstanding or issuable upon exercise of certain warrants.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Company’s Articles of Incorporation and all amendments thereto, (iii) the Company’s Bylaws, (iv) minutes of meetings or consents in lieu of meetings of the Company’s Board of Directors and stockholders, and (v) such other corporate records and documents, certificates of corporate and public officials and statutes as we have deemed necessary for the purposes of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Utilicraft Aerospace Industries, Inc.
August 31, 2006

Based upon such examination and in reliance thereon, we are of the opinion that, when the Registration Statement becomes effective under the Act, the currently issued and outstanding Shares, when sold, will be duly authorized, validly issued, fully paid and nonassessable.  We are also of the opinion that, when the Registration Statement becomes effective under the Act, the Shares validly issued pursuant to exercise of the underlying warrants, when issued against payment of the requisite exercise price, when sold, will be duly authorized, validly issued, fully paid and nonassessable.  We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom.  We hereby consent to the filing of this opinion as an exhibit and to the reference to this firm in the Registration Statement under the caption “Legal Matters.”  In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

GODWIN PAPPAS LANGLEY RONQUILLO, LLP

/s/ Phillip W. Offill, Jr.
Phillip W. Offill, Jr.
Partner